Exhibit 99.9

JOINT FILING AGREEMENT

Pursuant to and in accordance with the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder, each party hereto hereby agrees to the joint filing, on behalf of each of them, of any filing required by such party under Section 13 or Section 16 of the Exchange Act or any rule or regulation thereunder (including any amendment, restatement, supplement, and/or exhibit thereto) with the Securities and Exchange Commission (and, if such security is registered on a national securities exchange, also with the exchange), and further agrees to the filing, furnishing, and/or incorporation by reference of this agreement as an exhibit thereto. This agreement shall remain in full force and effect until revoked by any party hereto in a signed writing provided to each other party hereto, and then only with respect to such revoking party.

IN WITNESS WHEREOF, each party hereto, being duly authorized, has caused this agreement to be executed and effective as of the date set forth below.

Date: October 30, 2013	ESL PARTNERS, L.P.

By: RBS Partners, L.P., as its general partner

By: ESL Investments, Inc., as its general partner

	By:	/s/ Edward S. Lampert
	Name:	Edward S. Lampert
	Title:	Chief Executive Officer

SPE II PARTNERS, LP

By: RBS Partners, L.P., as its general partner

By: ESL Investments, Inc., as its general partner

	By:	/s/ Edward S. Lampert
	Name:	Edward S. Lampert
	Title:	Chief Executive Officer

SPE MASTER II, LP

By: RBS Partners, L.P., as its general partner

By: ESL Investments, Inc., as its general partner

	By:	/s/ Edward S. Lampert
	Name:	Edward S. Lampert
	Title:	Chief Executive Officer

RBS PARTNERS, L.P.

By: ESL Investments, Inc., as its general partner

	By:	/s/ Edward S. Lampert
	Name:	Edward S. Lampert
	Title:	Chief Executive Officer

ESL INSTITUTIONAL PARTNERS, L.P.

By: RBS Investment Management, L.L.C., as its general partner

By: ESL Investments, Inc., as its manager

By:	/s/ Edward S. Lampert
Name:	Edward S. Lampert
Title:	Chief Executive Officer

RBS INVESTMENT MANAGEMENT, L.L.C.

By: ESL Investments, Inc., as its manager

By:	/s/ Edward S. Lampert
Name:	Edward S. Lampert
Title:	Chief Executive Officer

ESL INVESTMENTS, INC.

By:	/s/ Edward S. Lampert
Name:	Edward S. Lampert
Title:	Chief Executive Officer

EDWARD S. LAMPERT

By:	/s/ Edward S. Lampert

ANNEX A

The names, business addresses, present principal occupations, and citizenship of the directors and executive officers of ESL Investments, Inc. are set forth below. If no address is given, the director’s or executive officer’s principal business address is 1170 Kane Concourse, Suite 200, Bay Harbor, Florida 33154. Unless otherwise indicated, each occupation set forth opposite an individual’s name refers to ESL Investments, Inc.

Name and Business Address	Principal Occupation	Citizenship
Edward S. Lampert	Director, Chairman and Chief Executive Officer	United States

ANNEX B

RECENT TRANSACTIONS BY THE FILING PERSONS IN THE SECURITIES OF AUTONATION, INC.

Entity	Date of Transaction	Description of Transaction	Shares Disposed	Price Per Share
Edward S. Lampert	09/09/2013	Open Market Sales	347,142	$50.75(1)
SPE Master II, LP	09/09/2013	Open Market Sales	25,801	$50.75(1)
SPE II Partners, LP	09/09/2013	Open Market Sales	20,062	$50.75(1)
CBL Partners, L.P.	09/09/2013	Open Market Sales	31,925	$50.75(1)
ESL Institutional Partners, L.P.	09/09/2013	Open Market Sales	70	$50.75(1)
Edward S. Lampert	09/16/2013	Open Market Sales	601,929	$52.31(2)
SPE Master II, LP	09/16/2013	Open Market Sales	44,737	$52.31(2)
SPE II Partners, LP	09/16/2013	Open Market Sales	34,786	$52.31(2)
CBL Partners, L.P.	09/16/2013	Open Market Sales	55,357	$52.31(2)
ESL Institutional Partners, L.P.	09/16/2013	Open Market Sales	122	$52.31(2)
Edward S. Lampert	09/16/2013	Open Market Sales	9,095	$53.23(3)
SPE Master II, LP	09/16/2013	Open Market Sales	676	$53.23(3)
SPE II Partners, LP	09/16/2013	Open Market Sales	526	$53.23(3)
CBL Partners, L.P.	09/16/2013	Open Market Sales	837	$53.23(3)
ESL Institutional Partners, L.P.	09/16/2013	Open Market Sales	2	$53.23(3)
CBL Partners, L.P.	10/28/2013	Pro Rata Distribution to Limited Partners	2,577,460	$0
Edward S. Lampert	10/30/2013	Open Market Sales	231	$49.38(4)
SPE Master II, LP	10/30/2013	Open Market Sales	163	$49.38(4)
SPE II Partners, LP	10/30/2013	Open Market Sales	127	$49.38(4)
CBL Partners, L.P.	10/30/2013	Open Market Sales	2,116	$49.38(4)
ESL Partners, L.P.	10/30/2013	Open Market Sales	1,967	$49.38(4)

(1)	This price represents the approximate weighted average price per Share, of sales that were executed at prices ranging from $49.75 to $51.55 per Share. The Filing Person undertakes to provide, upon request by the Securities and Exchange Commission staff, full information regarding the number of Shares sold at each price.
(2)	This price represents the approximate weighted average price per Share, of sales that were executed at prices ranging from $52.14 to $53.13 per Share. The Filing Person undertakes to provide, upon request by the Securities and Exchange Commission staff, full information regarding the number of Shares sold at each price.
(3)	This price represents the approximate weighted average price per Share, of sales that were executed at prices ranging from $53.14 to $53.60 per Share. The Filing Person undertakes to provide, upon request by the Securities and Exchange Commission staff, full information regarding the number of Shares sold at each price.
(4)	This price represents the approximate weighted average price per Share, of sales that were executed at prices ranging from $49.35 to $49.43 per Share. The Filing Person undertakes to provide, upon request by the Securities and Exchange Commission staff, full information regarding the number of Shares sold at each price.